As filed with the Securities and Exchange Commission on October 20, 1995
                                                  Registration No. 33-33058


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                     POST-EFFECTIVE AMENDMENT NO. 1 TO

                                 FORM S-3

                          REGISTRATION STATEMENT

                                   UNDER
                        THE SECURITIES ACT OF 1933

                      OLD KENT FINANCIAL CORPORATION
          (Exact Name of Registrant as Specified in Its Charter)

                   Michigan                           38-1986608
        (State or Other Jurisdiction of            (I.R.S. Employer
        Incorporation or Organization)         Identification Number)

                           One Vandenberg Center
                           111 Lyon Street, N.W.
                       Grand Rapids, Michigan 49503
                              (616) 771-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Richard W. Wroten                Copies of          Gordon R. Lewis
Old Kent Financial Corporation   Communications to: Warner Norcross & Judd
One Vandenberg Center                               LLP
111 Lyon Street, N.W.                               900 Old Kent Building
Grand Rapids, Michigan 49503                        111 Lyon Street, N.W.
(616) 771-5808                                      Grand Rapids, Michigan
                                                    49503
                                                    (616) 752-2000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

     Approximate date of commencement of proposed sale to the public:
          Upon filing with the Securities and Exchange Commission

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: __X__




                                -1-
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: _____

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____
___________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _____

































                                -2-

PROSPECTUS


                [Old Kent Financial Corporation Logo]


                      DIVIDEND REINVESTMENT PLAN

          The Dividend Reinvestment Plan of Old Kent Financial Corporation provides record holders of the Corporation's Common Stock with a convenient method of purchasing shares of Common Stock. Shareholders of record may purchase additional shares of Common Stock by automatically reinvesting the cash dividends received on their shares of Common Stock without payment of any brokerage commission or service charge. The Plan also permits shareholders who become participants in the Plan to make optional cash payments of $25 or more (up to a maximum of $5,000 per calendar quarter) for investment in Common Stock.

          Shares purchased under the Plan may be newly issued shares or shares purchased for participants in the open market, at the Corporation's option. Shares purchased for participants in the Plan will be purchased at the market price of the Common Stock reported on The NASDAQ Stock Market.

          The Corporation reserves the right to suspend, amend or terminate the Plan at any time. The Plan does not represent a change in the Corporation's dividend policy or a guarantee of future dividends, which will continue to depend on earnings, financial requirements and other factors.

          Shareholders enrolled in the Plan will continue to be enrolled unless they notify Old Kent Bank, Administrator for the Plan, that they wish to withdraw from participation. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

          This Prospectus relates to an offering of shares of Common Stock of the Corporation registered for purchase under the Plan. It is suggested that this Prospectus be retained for future reference.

          The Common Stock of Old Kent Financial Corporation offered hereby is not the obligation of or guaranteed or endorsed by any bank. It does not constitute a bank deposit. It is not federally insured or protected by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other governmental agency. Investment in Common Stock of Old Kent Financial Corporation, as with any investment in Common Stock, involves investment risks, including the possible loss of principal.


                                -3-
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                TO THE CONTRARY IS A CRIMINAL OFFENSE.


      THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED BY THIS
 PROSPECTUS IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL
               TO MAKE SUCH OFFER IN SUCH JURISDICTION.


           The date of this Prospectus is October 20, 1995.






































                                -4-

          No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus in connection with the securities offered hereby. If given, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer of any securities other than those described on the cover page or an offer to sell or a solicitation of an offer to buy within any jurisdiction to any person to whom it is unlawful to make such offer or solicitation within such jurisdiction. Neither the delivery of this Prospectus nor any sales made pursuant to this Prospectus shall under any circumstances create any implication that there has been no change in the information contained herein or in the affairs of the Corporation since the date of this Prospectus.

AVAILABLE INFORMATION:

          The Corporation is subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Corporation can be inspected and copied at prescribed rates, at the public reference room of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the public reference facilities in the Commission's regional offices located at: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

          This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Corporation undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the person's written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for information incorporated by reference should be directed to Shareholder Services, Old Kent Financial Corporation,
One Vandenberg Center, 111 Lyon Street, N.W., Grand Rapids,
Michigan 49503, telephone number 1-616-771-5482 or 1-800-652-2657
(ext. 5482).







                                -5-

                    OLD KENT FINANCIAL CORPORATION


          Old Kent Financial Corporation (the "Corporation") is a regional bank holding company. The Corporation's principal executive offices are located at One Vandenberg Center, 111 Lyon Street, N.W., Grand Rapids, Michigan 49503. Its telephone number is (616) 771-5000.

          The Corporation's Common Stock, par value $1 per share
("Common Stock") is traded on The NASDAQ Stock Market under the trading symbol OKEN.


            DESCRIPTION OF THE DIVIDEND REINVESTMENT PLAN

Purpose of the Plan

          The purpose of the Corporation's Dividend Reinvestment Plan (the "Plan") is to provide record holders of the Corporation's Common Stock with a convenient and economical method of purchasing additional shares of Common Stock by automatically reinvesting the cash dividends received on their shares of Common Stock. The Plan also permits shareholders of record who become participants in the Plan to make optional cash payments of $25 or more (up to a maximum of $5,000 per calendar quarter) for investment in Common Stock. Shares of Common Stock to be purchased under the Plan may be made available by the Corporation from its authorized but unissued shares or may be purchased for participants in the open market, at the Corporation's option. See "Purchase of Shares." Shares of Common Stock purchased from the Corporation's authorized but unissued shares will provide the Corporation with additional funds for general corporate purposes. The Corporation will receive no proceeds from purchases by the Plan of any shares in the open market.


Advantages of the Plan

          Shareholders of record who enroll in the Plan will have all cash dividends on their shares of Common Stock automatically reinvested in shares of Common Stock. The price of all shares of Common Stock purchased under the Plan will be based on the prices of the Common Stock reported on The NASDAQ Stock Market. See "Price of Shares." Participants in the Plan will not incur any brokerage commissions, fees or service charges in connection with purchases of shares under the Plan. The Plan permits cash dividends to be fully invested because fractions of shares, as well as full shares, of Common Stock are credited to participants' accounts under the Plan. In addition, cash dividends paid on whole shares, and any fraction of a share, of Common Stock credited to a participant's account are reinvested in the same manner.

                                -6-
          Participants in the Plan will have the opportunity to make optional cash payments to the Plan, up to a maximum of $5,000 per calendar quarter, to be invested in shares of Common Stock in the same manner as reinvested dividends. See "Supplemental Investments."

          Participants can avoid the inconvenience, risk and expense of safekeeping certificates for shares credited to their accounts under the Plan. See "Issuance of Certificates to Participants." Quarterly statements of account are furnished to participants to provide simplified recordkeeping. See "Reports to Participants."

          Shareholders are cautioned that the Plan does not represent a change in the Corporation's dividend policy or a guarantee of future dividends, which will continue to depend upon the Corporation's earnings, financial requirements and other factors.


Administration of the Plan

          The Corporation will appoint an independent agent from time to time (the "Agent"), to execute purchases and sales of Common Stock on behalf of the Plan and its participants. The Agent will be a registered broker-dealer or bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934. The Agent will not be an affiliate of the Corporation, and neither the Corporation nor any affiliate of the Corporation will exercise any direct or indirect control or influence over the times when or the prices at which, the Agent may purchase the Corporation's Common Stock for the Plan, the amount of Common Stock to be purchased, or the manner in which the Common Stock is to be purchased. Old Kent Bank, a banking corporation organized under the laws of the State of Michigan and a wholly-owned subsidiary of the Corporation (the "Bank"), will administer the Plan for participants, keep records, send quarterly statements of accounts to participants and perform other clerical and ministerial duties relating to the Plan. Shares of Common Stock purchased under the Plan are registered in the name of the Bank or its nominee, as custodian, and credited to participants' accounts under the Plan.

          Although shares purchased under the Plan are registered in the name of the Bank or its nominee, shareholders will continue to hold their current shares in their own names and should not transfer any shares to the Bank.


Eligibility

          All record holders of shares of Common Stock are eligible to participate in the Plan, except as described in this section. The Corporation reserves the right to deny participation in the Plan to


                                -7-
any shareholder who resides in a jurisdiction having laws or regulations that impose conditions upon the Plan which are unacceptable to the Corporation, or who fails to provide documentation acceptable to the Corporation of his or her state or country (if other than the United States) of residence. Consequently, the Plan may not be available to shareholders who live in certain states or in countries other than the United States. A shareholder of record who wishes to participate in the Plan must certify his or her state or country of residence in the Authorization Form accompanying this Prospectus and agree to notify the Bank if such state or country of residence changes. Upon receipt of the Authorization Form, the Bank will notify the shareholder within a reasonable time if the Plan is not available in the state or country in which the shareholder resides.

          A shareholder may not elect to participate in the Plan with respect to less than all shares of Common Stock held of record by the shareholder on and after the date of enrollment. Accordingly, a shareholder who enrolls in the Plan will have all cash dividends on all of his or her shares of Common Stock, including shares acquired after the date of enrollment, and including any shares of Common Stock purchased through a Supplemental Investment, reinvested in accordance with the Plan.

          A beneficial owner of shares of Common Stock whose shares are registered in the name of a bank, broker or nominee and who wishes to participate in the Plan must become a shareholder of record by having the shares transferred into his or her own name.

Entry Into the Plan

          A holder of record of shares of Common Stock may enroll in the Plan at any time by completing and signing the enclosed Authorization Form and returning it to the Bank. Once enrolled in the Plan, a participant will continue to be enrolled without further action, unless the participant moves to a state or country in which the Plan is not available or gives written notice to the Bank that the participant wishes to withdraw from participation. See "Withdrawal from the Plan."

Authorization Form

          The Authorization Form authorizes the Bank to receive (or pay over to the Agent if shares will be purchased in the open market) all of a participating shareholder's cash dividends on all shares of Common Stock registered in the participant's name, as well as all cash dividends on all shares credited to the participant's account under the Plan, and directs the Bank (or Agent if shares will be purchased in the open market) to invest all such dividends in shares of Common Stock under the Plan.

                                -8-
Commencement of Dividend Reinvestment

          Record dates for determining the record holders of Common Stock entitled to receive cash dividends declared on the Common Stock ("Dividend Record Dates") are chosen from time to time by the Corporation's Board of Directors and are customarily in the months of

February, May, August and November of each year (the "Dividend Months"). If a shareholder's Authorization Form is received by the Bank before a Dividend Record Date, the reinvestment of the shareholder's dividends will commence with the payment of that dividend. If the Authorization Form is received by the Bank on or after such Dividend Record Date, the reinvestment of dividends will not start until payment of the next dividend. Dividend Record Dates will vary from time to time, and may be chosen in months other than February, May, August and November. A shareholder can minimize the possibility of missing a desired entry date by delivering an Authorization Form to the Bank before the first day of a Dividend Month in which the shareholder desires to commence participation in the Plan.


Supplemental Investments

          Participants in the Plan may invest in shares of Common Stock under the Plan by making optional cash payments
("Supplemental Investments"). The minimum Supplemental Investment is $25, and a participant's Supplemental Investments may not exceed
$5,000 per calendar quarter (any three-month period ending March 31, June 30, September 30 or December 31).

          Supplemental Investments must be received by the Bank no later than three business days prior to an Investment Date ("Investment Date") to be invested on the Investment Date. See "Investment Dates." Otherwise, the Supplemental Investment will be held by the Bank and invested on the next Investment Date. See "Purchase of Shares." As in the case of purchases of Common Stock made through the reinvestment of cash dividends, participants will not incur any brokerage commissions or service charges in connection with shares purchased with Supplemental Investments. Shares of Common Stock purchased with Supplemental Investments will be held, and the dividends from such shares will be reinvested, in the same manner as all other shares purchased through the Plan.

          A shareholder may make an initial Supplemental Investment by enclosing a check or money order with the Authorization Form when enrolling. Thereafter, Supplemental Investments may be made by forwarding a check or money order to the Bank together with a payment form which will accompany each statement of account. All checks and money orders for Supplemental Investments should be made payable to

                                -9-
"Old Kent Bank, Administrator for the Old Kent Financial Corporation Dividend Reinvestment Plan." Participants in the Plan have no obligation to make Supplemental Investments, and may cease or resume making Supplemental Investments at any time.

          NO INTEREST WILL BE PAID ON AMOUNTS HELD PENDING
SUPPLEMENTAL INVESTMENTS. Investors should transmit Supplemental
Investments so as to reach the Bank shortly (but not less than three business days) before an Investment Date.

          Supplemental Investments received by the Bank will be transmitted to a segregated escrow account for the benefit of the participants. The escrow account will not be subject to any liens, any creditor claims, any bankruptcy proceedings if the Corporation files for bankruptcy, or any other claims against the Corporation. Such Supplemental Investments will be transmitted to the escrow account by the opening of business on the next business day if the funds are received before noon, and by noon of the next business day if the funds are received after noon.

          If shares of Common Stock are not purchased within 35 days of the receipt of a Supplemental Investment, the Bank will mail to each participant a check in the amount of any such unapplied
Supplemental Investments, without interest.  See "Purchase of Shares."

          Any Supplemental Investment will be refunded if a written request for a refund is received by the Bank no later than 48 hours prior to the Investment Date on which the Supplemental Investment would otherwise be invested. However, no refund of a check or money order will be made until the funds have been actually received by the Bank. Accordingly, such refunds may be delayed several weeks from the original date of the request.


Investment Dates

          The Plan's Investment Date is the 15th of each calendar month or, if the 15th is not a day on which The NASDAQ Stock Market is open for business, the next day on which it is open for business.


Payment for Dividends by the Corporation to the Bank

          As and when dividends are paid on the Common Stock, the Corporation will promptly pay to the Bank all dividends payable in respect of all shares of Common Stock held of record by participants in the Plan and all shares credited to participants' accounts under the Plan, subject to any applicable tax withholding requirements. See "Federal Income Tax Consequences."


                                -10-
Purchase of Shares

          On each Investment Date, the Corporation will make shares of Common Stock available for purchase under the Plan from its authorized but unissued shares ("Additional Shares"). Alternatively, the Corporation may choose, in its sole discretion, that shares of Common Stock to be purchased under the Plan will be purchased in the open market. To the extent the Corporation is making Additional Shares available for purchase under the Plan, the Bank will purchase such shares from the Corporation. To the extent the Corporation is not making Additional Shares available for purchase under the Plan, the Agent will purchase shares of Common Stock in the open market.

          For purchases made in the open market, on each Investment Date, the Bank will pay over to the Agent the dividends received in accordance with "Payment for Dividends by the Corporation to the Bank" above, together with all Supplemental Investments received at least three business days before the Investment Date. See "Payment for Dividends by the Corporation to the Bank" and "Supplemental Investments." The Agent will use these funds to purchase shares of Common Stock on that Investment Date or as promptly as practicable thereafter.

          Notwithstanding the foregoing, the Corporation may not change its determination that shares purchased under the Plan will be purchased from Additional Shares or in the open market more than once in any three-month period. In addition, the Corporation may not change such determination unless the Corporation's Board of Directors or Chief Financial Officer documents that the Corporation's need to raise additional capital has changed, or that there is another valid reason for such change.

          If at any time the Corporation determines not to make Additional Shares available for purchase under the Plan and the Agent is unable to purchase shares of Common Stock in the open market (by reason of the operation of applicable laws, the closing of the securities markets or any other temporary curtailment or suspension of open market purchases), neither the Corporation nor the Bank shall have any liability to any participant arising out of the inability to make purchases at such time. Notwithstanding the foregoing, if shares of Common Stock are not purchased: (i) within 30 days after a dividend payment date; or (ii) within 35 days of the receipt of a Supplemental Investment, the Bank will mail to each participant a check in the amount of any such unapplied cash dividends and Supplemental Investments, without interest.






                                -11-
Price of Shares

          The price of all shares of Common Stock purchased with reinvested dividends or Supplemental Investments, whether made available by the Corporation or purchased in the open market, will be based on the prices of the Common Stock reported on The NASDAQ Stock Market. The price of Additional Shares purchased from the Corporation for participants in the Plan will be the average of the high and low prices of the Common Stock reported on the Investment Date. The price of any shares purchased for participants in the open market will be the average purchase price of such shares.


Allocation of Shares

          Shares of Common Stock purchased with reinvested dividends and Supplemental Investments will be allocated by the Bank among the accounts of all participants in the Plan. The number of shares that will be allocated to a participant's account following any Investment Date will depend on the amount of the participant's dividends and Supplemental Investments (if any) available for investment on such date and the purchase price of the shares. Each participant's account will be credited with a number of shares (including fractions computed to three decimal places) equal to the total funds to be invested for the participant, divided by the applicable purchase price (also computed to three decimal places).


Costs of Participation

          There are no brokerage commissions, fees or service charges to participants in connection with purchases of shares of Common Stock under the Plan. All costs of administration of the Plan are paid by the Corporation. However, if a participant requests an expedited sale of the shares credited to the participant's account upon the participant's withdrawal from the Plan, the participant will be required to pay a fee for administrative costs and any applicable transfer taxes. See "Withdrawal from the Plan."


Reports to Participants

          Each participant in the Plan will receive quarterly statements of account listing all purchases credited to the participant's account during a calendar quarter as well as cumulative account information. These statements are a participant's record of the costs of the purchases of Common Stock made for the participant's




                                -12-

account under the Plan and should be retained for income tax purposes. Each participant will also receive the most current Prospectus for the Plan and all communications sent to the Corporation's shareholders, including the Corporation's quarterly and annual reports, notices of meetings of shareholders, proxy statements and Internal Revenue Service information for reporting dividend income.


Issuance of Certificates to Participants

          Shares of Common Stock purchased under the Plan for the accounts of participants will be registered in the name of the Bank, or one of its nominees. Certificates for such shares will not be issued to participants unless requested. This custodial service will help to protect participants against the risk of loss, theft or destruction of stock certificates.

          Certificates for any number of whole shares credited to a participant's account under the Plan will be issued at any time upon the participant's written request to the Bank. Any remaining whole shares and fractions of shares will continue to be credited to the participant's account. Certificates for fractions of shares will not be issued under any circumstances. A participant will receive a cash payment in lieu of any fractional share credited to the participant's account in the event of withdrawal from or termination of the Plan. See "Withdrawal from the Plan" and "Amendment and Termination of the Plan."

          A participant's account under the Plan will be maintained in the name in which the participant's shares of Common Stock were registered at the time the participant enrolled in the Plan.
Certificates issued at the participant's request will be similarly registered, and dividends paid on shares represented by such certificates will continue to be reinvested in accordance with the Plan.

          Shares credited to a participant's account under the Plan may not be pledged. A participant who wishes to pledge shares credited to the participant's account must request certificates for such shares from the Bank.


Gift/Transfer of Shares Within the Plan

          If a participant wishes to transfer the ownership of all or part of the participant's shares held under the Plan to a Plan account for another person, whether by gift, private sale or otherwise, the participant may effect such transfer by mailing a properly completed Gift/Transfer Form, along with an executed stock power and an Authorization Form completed by the transferee to the Bank. Transfers

                                -13-
of less than all of the participant's shares must be made in whole share amounts. No fraction of a share may be transferred unless the participant's entire account is transferred. Requests for transfer are subject to the same requirements as for the transfer of Common Stock certificates. Gift/Transfer Forms, Stock Power Forms and Authorization Forms are available upon request from the Bank.

          Shares so transferred will continue to be held by the Bank under the Plan. An account will be opened in the name of the transferee, if he or she is not already a participant, and such transferee will automatically be enrolled in the Plan.

          The transferee will receive a statement showing the number of shares transferred to and held in the transferee's Plan account.


Sale or Transfer of Shares Registered in a Participant's Name

          If a participant sells or transfers all shares of Common Stock registered in the participant's name (those for which the participant holds certificates), the participant will continue to be enrolled in the Plan, and dividends on the shares credited to the participant's account under the Plan will continue to be reinvested, until the participant notifies the Bank that the participant wishes to withdraw from the Plan.


Stock Dividends and Stock Splits

          Any stock dividends or split shares distributed by the Corporation on shares of Common Stock credited to a participant's account under the Plan will be added to the participant's account. Stock dividends or split shares distributed on shares registered in a participant's name will be mailed directly to the participant in the same manner as to shareholders who are not participating in the Plan.


Voting of Shares Held Under the Plan

          Participants in the Plan are entitled to direct the voting of all whole and fractional shares of Common Stock credited to their respective accounts. Prior to each meeting of the Corporation's shareholders, each participant in the Plan will be sent a request for voting instructions which will enable the Participant to instruct the Bank with respect to the voting of the participant's shares on each matter to be considered and voted upon at such meeting. If the request form is returned to the Bank properly signed and marked for voting, all whole and fractional shares credited to the participant's Plan account will be voted as marked. If no instructions are received


                                -14-
on a properly signed and returned request form with respect to any item thereon, all of such shares will be voted in accordance with the recommendations of the Corporation's management, just as for non-participating shareholders who return proxies and do not provide instructions. If the request form is not returned or is returned unsigned, none of such shares will be voted.

          A participant who wishes to attend a meeting of the Corporation's shareholders and vote shares of Common Stock credited to the participant's Plan account in person must request a proxy from the Bank before the meeting. The Bank's proxy will entitle the participant to vote in person all whole shares of Common Stock credited to the participant's Plan account.

          Shares of Common Stock registered in a participant's own name may be voted in person or by proxy in the same manner as shares held by non-participating shareholders, and the voting of such shares will not be affected by the foregoing voting procedures applicable to shares held by the Bank under the Plan.


Withdrawal from the Plan

          A participant may withdraw from the Plan at any time by notifying the Bank in writing that the participant wishes to withdraw from participation. All certificates or cash payments described below will be sent to the withdrawing participant within 30 days from the Bank's receipt of such notice of withdrawal.

          Upon a participant's withdrawal from the Plan, the participant will be sent a certificate for all whole shares, and a cash payment for any fraction of a share, credited to the participant's account under the Plan as of the date of withdrawal. The cash payment for a fraction of a share will be computed by multiplying the fraction by the average of the high and low prices of the Common Stock reported on The NASDAQ Stock Market on the date of the participant's withdrawal from the Plan.

          A participant withdrawing from the Plan may request in the notice of withdrawal to the Bank that all shares, both whole and fractional, credited to the participant's account under the Plan be sold by the Agent. Unless the withdrawing participant expressly requests an expedited sale, the Bank will forward to the participant, on the first Investment Date following the Bank's receipt of the participant's notice of withdrawal and request for sale, a check in the amount of the number of whole and fractional shares of Common Stock credited to the participant's Plan account as of such Investment Date, multiplied by the price of shares of Common Stock purchased under the Plan on such date. If the participant expressly requests an expedited sale, the Bank will place a sell order with the Agent for

                                -15-
the account of the participant as soon as practicable after processing the participant's request for withdrawal. Following the completion of the sale, the Bank will forward to the participant a check in the amount of the proceeds of the sale, less a fee of $35 to cover actual administrative costs, and less any applicable transfer taxes payable with respect to the sale.


Amendment and Termination of the Plan

          The Corporation reserves the right to suspend, amend or terminate the Plan at any time. All participants will receive notice of any such suspension, amendment or termination. No suspension, amendment or termination of the Plan will affect any previously executed transaction.

          Upon the termination of the Plan, each participant will receive a certificate for all whole shares, and a cash payment for any fraction of a share, credited to the participant's account under the Plan as of the date of termination. The cash payment for a fraction of a share will be computed by multiplying the fraction by the average of the high and low prices of the Common Stock reported on The NASDAQ Stock Market on the termination date. See "Withdrawal from the Plan."


Federal Income Tax Consequences

          In general, a participant in the Plan will have the same federal income tax consequences as other holders of Common Stock with respect to dividends payable on shares credited to the participant's Plan account and on shares held by the participant directly. Under Internal Revenue Service rulings applicable to dividend reinvestment plans similar to the Plan, a participant will be treated for federal income tax purposes as having received, on each Investment Date which includes the payment of dividends, a dividend equal to the full amount of the cash dividend payable on such date with respect to the shares credited to the participant's Plan account and the shares held by the participant directly even though that amount is not actually received by the participant in cash but, instead, is applied to the purchase of shares for the participant's account.

          In the case of shares of Common Stock purchased by the Agent in the open market pursuant to the Plan, any brokerage commissions and service charges paid by the Corporation in connection with any such purchase will be treated as additional dividend income to the participants.

          The tax basis of shares acquired under the Plan will be the purchase price for the stock plus any commissions, charges or mark-ups paid by the Corporation in connection with shares purchased in the

                                -16-
open market. For shares acquired directly from the Corporation under the Plan, the holding period begins the day after the applicable
Investment Date. For shares acquired in the open market under the Plan, the holding period begins on the purchase date.

          A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant's account under the Plan, either upon the participant's request for such certificates or upon withdrawal from or termination of the Plan. However, a participant who receives the proceeds of a sale of any whole share sold for the participant upon the participant's withdrawal from the Plan, or who receives a cash payment for a fractional share credited to the participant's account upon withdrawal from or termination of the Plan, will realize gain or loss measured by the difference between the amount of the cash received and the price at which the whole or fractional share was credited to the participant's account. Such gain or loss will be capital in character if the whole or fractional share was a capital asset in the hands of the participant.

          In the case of a foreign shareholder who elects to have his or her dividends reinvested and whose dividends are subject to United States income tax withholding, an amount equal to the dividends payable to such shareholder, less the amount of tax required to be withheld, will be applied to the purchase of shares of Common Stock under the Plan.

          Information for income tax purposes will be printed on all statements of account. For further information as to the tax consequences of participation in the Plan, participants should consult their own tax advisers.


Responsibility of the Corporation and the Bank Under the Plan

          The Corporation and the Bank, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including without limitation any failure to terminate a participant's account upon the participant's death prior to receipt of written notice of such death.

          Participants should recognize that neither the Corporation nor the Bank can assure them of a profit or protect them against a loss on the shares purchased under the Plan.

Correspondence Regarding the Plan

          All correspondence regarding the Plan should be addressed to:


                                -17-
                            OLD KENT BANK
                        One Vandenberg Center
                        111 Lyon Street, N.W.
                     Grand Rapids, Michigan 49503
                   Attention:  Shareholder Services
                            1-616-771-5482
                                  or
                      1-800-652-2657 (ext. 5482)

          Please refer to the Old Kent Financial Corporation Dividend Reinvestment Plan on all correspondence.


                           USE OF PROCEEDS

          The Corporation has no basis for estimating precisely either the number of shares of Common Stock that ultimately may be sold pursuant to the Plan or the prices at which such shares will be sold. However, the Corporation proposes to use the net proceeds from the sale of authorized but unissued shares of Common Stock pursuant to the Plan, when and as received, for general corporate purposes.

           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The documents listed in (a) through (d) below and all documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, are incorporated by reference in this Prospectus.

          (a) The Corporation's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 which contains financial statements for the Corporation's latest fiscal year for which a Form 10-K was required to have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c) The description of the Corporation's Common Stock which is contained in the Corporation's Registration Statement on Form 8-B filed under the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such description.

          (d) All information included in the future in appendixes to the Old Kent Financial Corporation Dividend
     Reinvestment Plan Prospectus.

                                -18-
                           INDEMNIFICATION

          The Corporation's Restated Articles of Incorporation and Bylaws provide for indemnification by the Corporation of directors, officers and other persons under certain conditions.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                               PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

          The expenses payable by the Corporation in connection with the issuance and distribution of the securities being registered are estimated to be:

          Registration Fee . . . . . . . . . . . . . .    $      -0-
          Legal Fees and Expenses. . . . . . . . . . .         1,500
          Accountant's Fees and Expenses . . . . . . .         1,000
          Printing Fees and Expenses . . . . . . . . .         1,000
          Blue Sky Fees and Expenses . . . . . . . . .         1,000
          Miscellaneous Expenses . . . . . . . . . . .         1,000

          TOTAL                                           $    5,500

Item 15.  Indemnification of Directors and Officers

          The Corporation is obligated under its Restated Articles of Incorporation to indemnify a present or former director or executive officer of the Corporation, and may indemnify any other person, to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding arising out of their past or future service to the registrant or a subsidiary, or to another organization at the request of the registrant or a subsidiary.

          Sections 561-571 of the Michigan Business Corporation Act contain provisions governing the indemnification of directors and officers of Michigan corporations. The statute provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or serving another corporation or other enterprise at the request of the corporation, against expenses, including attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

          Indemnification of expenses, including attorney fees, is allowed in derivative actions except that no indemnification is allowed in respect of any claim, issue or matter as to which a person shall have been found liable to the corporation unless a court decides indemnification is proper. To the extent a person succeeds on the merits or otherwise, he shall be indemnified against expenses, including attorney fees. A determination that the person to be indemnified meets the applicable standard of conduct, if not made by a court, shall be made by the board of directors by a majority vote of a quorum consisting of directors who are not parties or threatened to be made parties to the action, suit or proceeding; if such a quorum is not obtainable, by a majority vote of a committee designated by the board of directors consisting of two or more directors not parties or threatened to be made parties to the action, suit or proceeding; by independent legal counsel selected in accordance with the procedures prescribed by the statute; or by the shareholders. Expenses may be paid in advance upon receipt of a written affirmation from the person to be indemnified of his belief that he has met the applicable standard of conduct, and a written undertaking to repay the advance if it is ultimately determined that he did not meet the applicable standard of conduct. A corporation may purchase indemnity insurance.

          The Corporation has insurance which provides liability coverage to directors and officers of the Corporation and its subsidiaries with respect to claims for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by such directors or officers in the discharge of their duties solely in their capacity as directors or officers, individually or collectively, or any matter claimed against them solely by reason of their being such directors or officers. This insurance contains customary exclusions from coverage.

Item 16.  Exhibits

Exhibit Number           Description

      4(a) Certificate of Designation, Preferences, and Rights of Series B Preferred Stock; Rights Agreement. Previously filed as an exhibit to the registrant's Form 8-A registration statement filed December 20, 1988. Here incorporated by reference.

      4(b) Long-term Debt. The registrant has outstanding long-term debt which at the time of this registration statement does not exceed 10 percent of the registrant's total consolidated assets. The registrant agrees to furnish copies of the agreements defining the rights of holders of such long-term indebtedness to the Securities and Exchange Commission upon request.

      4(c)            Restated Articles of Incorporation.  Previously filed as
                      Exhibit 3(a) to the registrant's Form 10-Q Quarterly Report for the quarter ended March 31, 1993. Here incorporated by reference.

      4(d) Restated Bylaws Previously filed as Exhibit 3(b) to the registrant's Form 10-K Annual Report for its fiscal year ended December 31, 1993. Here incorporated by reference.

         5 Opinion of Warner Norcross & Judd LLP as to the legality of the securities being registered. Previously filed as
                      Exhibit 5 to the registrant's registration statement on Form S-3 (Registration No. 33-33058) filed on February 8, 1990. Here incorporated by reference.

     23(a)            Consent of Arthur Andersen LLP.  Previously filed as
                      Exhibit 23 to the registrant's Form 10-K for the year ended December 31, 1994. Here incorporated by reference.

     23(b)            Consent of Warner Norcross & Judd LLP.  (See Exhibit 5).

     24               Powers of Attorney.

     99(a)            Authorization Form.

     99(b) Form of Letter to Shareholders and Summary Brochure Concerning the Plan.

     99(c) Old Kent Financial Corporation Dividend Reinvestment Plan. Set forth in full in the prospectus.



                                -22-
Item 17.  Undertakings

          (a)  The registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registrant statement:

                    (i)  To include any prospectus required by
               Section 10(a) (3) of the Securities Act of 1933;

                    (ii)  To reflect in the Prospectus any facts
               or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registrant statement; and

                    (iii)  To include any material information
               with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a)

                                -23-
     or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on October 20, 1995.


                                   OLD KENT FINANCIAL CORPORATION


                                   By /s/ Martin J. Allen, Jr.
                         Martin J. Allen, Jr.
                         Senior Vice President, Corporate
                                      Planning and Development and
                                      Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Date                                    Name and Title


October 20, 1995                          */s/ John M. Bissell
                                          John M. Bissell
                                          Director


October 20, 1995                          */s/ John D. Boyles
                                          John D. Boyles
                                          Director


October 20, 1995                          */s/ John C. Canepa
                                          John C. Canepa
                                          Chairman of the Board and
                                          Director


October 20, 1995                          */s/ Richard M. DeVos, Jr.
                                          Richard M. DeVos, Jr.
                                          Director


October 20, 1995                          */s/ James P. Hackett
                                          James P. Hackett
                                          Director


October 20, 1995                          */s/ Erina Hanka
                                          Erina Hanka
                                          Director


October 20, 1995                          */s/ Earl D. Holton
                                          Earl D. Holton
                                          Director


October 20, 1995                          */s/ Michael J. Jandernoa
                                          Michael J. Jandernoa
                                          Director

October 20, 1995                          */s/ John P. Keller
                                          John P. Keller
                                          Director


October 20, 1995                          Jerry K. Myers
                                          Director


October 20, 1995                          */s/ William U. Parfet
                                          William U. Parfet
                                          Director


October 20, 1995                          */s/ Percy A. Pierre
                                          Percy A. Pierre
                                          Director


October 20, 1995                          */s/ Robert L. Sadler
                                          Robert L. Sadler
                                          Vice Chairman of the Board and
                                          Director


October 20, 1995                          */s/ Peter F. Secchia
                                          Peter F. Secchia
                                          Director


October 20, 1995                          */s/ B. P. Sherwood, III
                                          B. P. Sherwood, III
                                          Vice Chairman of the Board,
                                            Treasurer, and Director


October 20, 1995                          */s/ David J. Wagner
                                          David J. Wagner
                                          President and Chief Executive
                                          Officer, and Director (Principal
                                            Executive Officer)


October 20, 1995                          *By /s/ Martin J. Allen, Jr.
                                          Martin J. Allen, Jr.
                                          Attorney-in-Fact





                                -27-
                            EXHIBIT INDEX

Exhibit Number           Description

      4(a) Certificate of Designation, Preferences, and Rights of Series B Preferred Stock; Rights Agreement. Previously filed as an exhibit to the registrant's Form 8-A registration statement filed December 20, 1988. Here incorporated by reference.

      4(b) Long-term Debt. The registrant has outstanding long-term debt which at the time of this registration statement does not exceed 10 percent of the registrant's total consolidated assets. The registrant agrees to furnish copies of the agreements defining the rights of holders of such long-term indebtedness to the Securities and Exchange Commission upon request.

      4(c)            Restated Articles of Incorporation.  Previously filed as
                      Exhibit 3(a) to the registrant's Form 10-Q Quarterly Report for the quarter ended March 31, 1993. Here incorporated by reference.

      4(d) Restated Bylaws Previously filed as Exhibit 3(b) to the registrant's Form 10-K Annual Report for its fiscal year ended December 31, 1993. Here incorporated by reference.

         5 Opinion of Warner Norcross & Judd LLP as to the legality of the securities being registered. Previously filed as
                      Exhibit 5 to the registrant's registration statement on Form S-3 (Registration No. 33-33058) filed on February 8, 1990. Here incorporated by reference.

     23(a)            Consent of Arthur Andersen LLP.  Previously filed as
                      Exhibit 23 to the registrant's Form 10-k for the year ended December 31, 1994. Here incorporated by reference.

     23(b)            Consent of Warner Norcross & Judd LLP.  (See Exhibit 5).

     24               Powers of Attorney.

     99(a)            Authorization Form.

     99(b) Form of Letter to Shareholders and Summary Brochure Concerning the Plan.

     99(c) Old Kent Financial Corporation Dividend Reinvestment Plan. Set forth in full in the prospectus.



                                -28-